Exhibit 99.1
Harmonic Announces Second Quarter Results
Strong Year-over-Year Sales and Earnings Growth; Maintaining Strong Gross Margins
SUNNYVALE, Calif.—July 28, 2008—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended June 27, 2008.
For the second quarter of 2008, the Company reported net sales of $89.3 million, up 25% from $71.3 million in the second quarter of 2007. For the first six months of 2008, net sales were $176.6 million, up 25% from $141.5 million in the same period of 2007. The strong year-over-year revenue growth reflected increased shipments to cable, satellite, telco and other customers worldwide. International sales represented 50% of revenue for the second quarter of 2008, up from 46% in the same period of 2007.
The Company maintained strong gross margins in the second quarter of 2008. The year-over-year improvement in gross margins reflected the success of Harmonic’s new products and solutions, as well as cost efficiencies from the Company’s sourcing strategy, higher volumes and product design innovations.
The results for the second quarter of 2008 include charges of approximately $0.5 million related to certain management changes and initial costs connected with planning the establishment of an international support center in Europe. The new center is expected to help Harmonic better support its growing business with international customers, as well as provide the Company with longer-term tax benefits in future years.
GAAP net income for the second quarter of 2008 was $25.5 million, or $0.27 per diluted share, up from $6.2 million, or $0.08 per diluted share, for the same period of 2007. Excluding non-cash accounting charges for stock-based compensation expense, the amortization of intangibles, a charge for excess facilities arising from a revised estimate of sub-lease income from leased buildings, and a credit arising from the reversal of a valuation allowance against certain deferred tax assets, the non-GAAP net income for the second quarter of 2008 was $15.0 million, or $0.16 per diluted share, up from $9.0 million, or $0.11 per diluted share, for the same period of 2007. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of June 27, 2008, the Company had cash, cash equivalents and short-term investments of $288.2 million, up from $278.9 million as of March 28, 2008.
“We are pleased with our operating performance in the second quarter,” said Patrick Harshman, President and Chief Executive Officer. “Our award-winning systems and solutions continue to be selected by broadcast, cable, satellite and telco operators around the world for many of their highest profile and most innovative digital video deployments. During the quarter we saw strong demand from our cable customers, both domestic and international, as they continue to expand their on-demand and high-definition channel offerings, as well as enhance their high-speed data services.”
“We remain excited about our strong market position and growth opportunities. We are continuing to invest in a number of innovative product development programs, and we are also taking the necessary steps to continue to extend our global customer base throughout Europe, Asia and Latin America, including our planned establishment of a support center in Europe.”
Business Outlook
The Company anticipates that net sales for the second half of 2008 will be in a range of $175 to $185 million and gross margins will be 47% to 49% on a GAAP basis. Non-GAAP gross margins for the same period, excluding stock-based compensation expense and the amortization of intangibles, are anticipated to be in a range of 49% to 51%.

Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 55489323). The replay will be available after 6:00 P.M. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 55489323).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand video services, including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: the expected benefits and expenses associated with the establishment of an international support center; the strength of our market position and growth opportunities; belief that our products for advanced video delivery continue to be selected to power many high profile and innovative digital video deployments worldwide; our expectation that domestic and international cable customers will continue to expand their on-demand and high-definition channel offerings as well as enhance their high-speed data service; our expectation that we will continue to invest in the future of our business and introduce exciting new products; and our expectations regarding net sales, GAAP gross margins and non-GAAP gross margins for the second half of 2008. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2007, our quarterly report for the first quarter of 2008 filed on Form 10-Q, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 27, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$172,668	$129,005
Short-term investments	115,541	140,255
Accounts receivable, net	59,205	69,302
Inventories	32,124	34,251
Deferred income taxes	16,542	3,506
Prepaid expenses and other current assets	14,410	17,489

Total current assets	410,490	393,808

Property and equipment, net	14,681	14,082

Goodwill, intangibles and other assets	65,488	67,889

	$490,659	$475,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,142	$20,500
Income taxes payable	467	481
Deferred revenue	23,426	37,865
Accrued liabilities	45,934	51,686

Total current liabilities	80,969	110,532

Accrued excess facilities costs, long-term	8,029	9,907
Income taxes payable, long-term	9,668	8,908
Other non-current liabilities	8,539	12,019

Total liabilities	107,205	141,366

Stockholders’ equity:
Common stock	2,257,202	2,246,969
Accumulated deficit	(1,873,568)	(1,912,386)
Accumulated other comprehensive loss	(180)	(170)

Total stockholders’ equity	383,454	334,413

	$490,659	$475,779

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Net sales	$89,340	$71,282	$176,617	$141,519

Cost of sales	46,488	40,717	91,486	83,802

Gross profit	42,852	30,565	85,131	57,717

Operating expenses:
Research and development	13,347	9,605	26,540	20,597
Selling, general and administrative	20,022	15,771	37,470	31,446
Amortization of intangibles	160	111	320	222

Total operating expenses	33,529	25,487	64,330	52,265

Income from operations	9,323	5,078	20,801	5,452

Interest and other income, net	1,887	997	4,690	1,970

Income before income taxes	11,210	6,075	25,491	7,422

Provision for (benefit from) income taxes	(14,254)	(174)	(13,327)	57

Net income	$25,464	$6,249	$38,818	$7,365

Net income per share
Basic	$0.27	$0.08	$0.41	$0.09

Diluted	$0.27	$0.08	$0.41	$0.09

Shares used to compute net income per share:
Basic	94,229	79,361	94,143	79,164

Diluted	95,198	80,480	95,128	80,304

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	Six Months Ended
	June 27, 2008	June 29, 2007
Cash flows from operating activities:
Net income	$38,818	$7,365
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization of intangibles	3,204	2,151
Depreciation	3,467	3,347
Stock-based compensation	3,250	2,786
Excess tax benefits from stock-based compensation	(2,033)	—
Loss (gain) on disposal and impairment of fixed assets	9	(60)
Deferred tax assets, net	(15,098)	—
Other non-cash adjustments, net	(1,274)	(4)
Changes in assets and liabilities:
Accounts receivable	10,029	2,172
Inventories	2,133	(383)
Prepaid expenses and other assets	2,816	(3,702)
Accounts payable	(9,358)	(16,913)
Deferred revenue	(13,246)	1,622
Income taxes payable	850	(664)
Accrued excess facilities costs	(3,171)	(2,646)
Accrued and other liabilities	(3,777)	(5,054)

Net cash provided by (used in) operating activities	16,619	(9,983)

Cash flows from investing activities:
Purchases of investments	(53,439)	(53,843)
Proceeds from sale of investments	80,545	51,928
Acquisition of property and equipment, net	(4,075)	(2,482)
Acquisition of Rhozet	(2,828)	(2,466)

Net cash provided by (used in) investing activities	20,203	(6,863)

Cash flows from financing activities:
Repayments under bank line and term loan	—	(460)
Repayments of capital lease obligations	—	(43)
Excess tax benefits from stock-based compensation	2,033	—
Proceeds from issuance of common stock, net	4,856	5,329

Net cash provided by financing activities	6,889	4,826

Effect of exchange rate changes on cash and cash equivalents	(48)	(13)

Net increase (decrease) in cash and cash equivalents	43,663	(12,033)
Cash and cash equivalents at beginning of period	129,005	33,454

Cash and cash equivalents at end of period	$172,668	$21,421

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 27,		June 29,		June 27,		June 29,
	2008		2007		2008		2007
Product
Video Processing	$34,082	38%	$28,216	39%	$68,868	39%	$54,166	38%
Edge & Access	41,498	47%	31,117	44%	81,163	46%	66,736	47%
Software, Services and Other	13,760	15%	11,949	17%	26,586	15%	20,617	15%

Total	$89,340	100%	$71,282	100%	$176,617	100%	$141,519	100%

Geography
United States	$44,304	50%	$38,705	54%	$97,897	55%	$81,027	57%
International	45,036	50%	32,577	46%	78,720	45%	60,492	43%

Total	$89,340	100%	$71,282	100%	$176,617	100%	$141,519	100%

Market
Cable	$56,954	64%	$47,174	66%	$108,520	61%	$97,700	69%
Satellite	12,018	13%	7,783	11%	33,554	19%	17,247	12%
Telco & Other	20,368	23%	16,325	23%	34,543	20%	26,572	19%

Total	$89,340	100%	$71,282	100%	$176,617	100%	$141,519	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

–	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus, estimating income from subleases of buildings, and to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

–	Product Discontinuance

In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.

–	Impairment and Amortization of Intangibles

The Company has incurred amortization of intangibles related to acquisitions the Company has made. Management excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other public companies because these expenses will vary if and when the Company makes additional acquisitions.

–	Tax Effects

The Company has reversed a valuation allowance against certain deferred tax assets resulting in a credit to its provision for income taxes. Management has excluded the discrete benefit of this item because it believes that it is of a one-time nature and does not reflect future expected tax provisions nor does it provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to non-GAAP Income Reconciliation
(Unaudited)

	Three Months Ended June 27, 2008			Three Months Ended June 29, 2007
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income
GAAP	$42,852	$33,529	$25,464	$30,565	$25,487	$6,249

Cost sales related to stock based compensation expense	267		267	256		256
Research and development expense related to stock based compensation expense		(682)	682		(485)	485
Selling, general and administrative expense related to stock based compensation expense		(782)	782		(837)	837
Selling, general and administrative expense related to excess facilities expense		(1,360)	1,360		(132)	132
Amortization of intangibles from acquisitions	1,374	(160)	1,534	964	(111)	1,075
Discrete tax valuation allowance reversal against certain deferred tax assets			(15,098)

Non-GAAP	$44,493	$30,545	$14,991	$31,785	$23,922	$9,034

GAAP per share — basic			$0.27			$0.08

GAAP per share — diluted			$0.27			$0.08

Non-GAAP income per share — basic			$0.16			$0.11

Non-GAAP income per share — diluted			$0.16			$0.11

Shares used in per-share calculation — basic			94,229			79,361

Shares used in per-share calculation — diluted			95,198			80,480

	Six Months Ended June 27, 2008			Six Months Ended June 29, 2007
		Operating			Operating
	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income
GAAP	$85,131	$64,330	$38,818	$57,717	$52,265	$7,365

Cost of sales related to severance costs				188		188
Cost of sales related to stock based compensation expense	495		495	464		464
Cost of sales related to product discontinuance				772		772
Research and development expense related to severance costs					(334)	334
Research and development expense related to stock based compensation expense		(1,235)	1,235		(875)	875
Selling, general and administrative expense related to severance costs					(131)	131
Selling, general and administrative expense related to stock based compensation expense		(1,521)	1,521		(1,447)	1,447
Selling, general and administrative expense related to excess facilities expense		(1,456)	1,456		(571)	571
Amortization of intangibles from acquisitions	2,795	(320)	3,115	1,929	(222)	2,151
Discrete tax valuation allowance reversal against certain deferred tax assets			(15,098)

Non-GAAP	$88,421	$59,798	$31,542	$61,070	$48,685	$14,298

GAAP per share — basic			$0.41			$0.09

GAAP per share — diluted			$0.41			$0.09

Non-GAAP income per share — basic			$0.34			$0.18

Non-GAAP income per share — diluted			$0.33			$0.18

Shares used in per-share calculation — basic			94,143			79,164

Shares used in per-share calculation — diluted			95,128			80,304